Exhibit 99.2

Square, Inc. Announces Pricing of $1.0 Billion Convertible Notes Offering

SAN FRANCISCO, Calif., November 10, 2020 — Square, Inc. (“Square”) (NYSE:SQ) today announced the pricing of $500 million aggregate principal amount of convertible senior notes due 2026 (the “2026 Notes”) and $500 million aggregate principal amount of convertible senior notes due 2027 (the “2027 Notes” and, together with the 2026 Notes, the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). Square also granted the initial purchasers of the Notes a 30-day option to purchase up to an additional $75 million aggregate principal amount of 2026 Notes and up to an additional $75 million aggregate principal amount of 2027 Notes, in each case, solely to cover over-allotments, if any. The sale of the Notes to the initial purchasers is expected to settle on November 13, 2020, subject to customary closing conditions, and is expected to result in approximately $983.7 million in net proceeds to Square (or approximately $1,131.4 million if the initial purchasers exercise their over-allotment options in full) after deducting the initial purchasers’ discount and estimated offering expenses payable by Square.

The Notes will be senior, unsecured obligations of Square. The 2026 Notes will not bear interest and the principal will not accrete. The 2027 Notes will bear interest at a rate of 0.25% per year and will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2021. The 2026 Notes will mature on May 1, 2026 and the 2027 Notes will mature on November 1, 2027, in each case, unless earlier repurchased, redeemed or converted.

Square expects to use approximately $49.0 million of the net proceeds of the offering of the Notes to pay the cost of the convertible note hedge transactions described below, after such cost is partially offset by the proceeds of the warrant transactions described below, to raise the effective conversion price of the Notes from Square’s perspective, and to use the remaining proceeds of the offering for general corporate purposes.

The initial conversion rate for each series of the Notes is 3.3430 shares of Square’s Class A common stock (“Class A common stock”) per $1,000 principal amount of such Notes (which is equivalent to an initial conversion price of approximately $299.13 per share. Prior to the close of business on the business day immediately preceding February 1, 2026, in the case of the 2026 Notes, and prior to the close of business on the business day immediately preceding August 1, 2027, in the case of the 2027 Notes, the Notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after February 1, 2026, to the close of business on the second scheduled trading day preceding May 1, 2026, the 2026 Notes will be convertible at the option of the noteholders at any time regardless of these conditions. On or after August 1, 2027, to the close of business on the second scheduled trading day preceding November 1, 2027, the 2027 Notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the Notes will be settled in cash, shares of Class A common stock, or a combination thereof, at Square’s election. The last reported sale price of the Class A common stock on November 9, 2020 was $184.08 per share.

Square may redeem for cash all or any portion of the Notes, at its option, on or after November 5, 2023, in the case of the 2026 Notes, and on or after November 5, 2024, in the case of the 2027 Notes, if the last reported sale price of Square’s Class A common stock has been at least 130% of the conversion price for the relevant series of Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Square provides notice of redemption at a redemption price equal to 100% of the principal amount of the relevant series of Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

In connection with the pricing of the Notes, Square entered into privately negotiated convertible note hedge transactions with some of the initial purchasers, their affiliates and other financial institutions (the “hedge counterparties”). The convertible note hedge transactions are expected generally to reduce the potential dilution to the Class A common stock upon any conversion of the Notes and/or offset the cash payments Square is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price of the Class A common stock is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the initial conversion price of the relevant Notes. Square also entered into privately negotiated warrant transactions with the hedge counterparties. The warrant transactions could separately have a dilutive effect to the extent the market value per share of Class A common stock exceeds the strike price of any warrant transactions, unless Square elects, subject to certain conditions set forth in the related warrant confirmations, to settle the warrant transactions in cash. The strike price of the warrant transactions will initially be approximately $368.16 per share and approximately $414.18 per share, which represents a premium of approximately 100% and 125%, respectively, over the last reported sale price of the Class A common stock on November 9, 2020, and is subject to certain adjustments under the terms of the warrant transactions. If the initial purchasers exercise their over-allotment options to purchase additional Notes, Square intends to enter into additional convertible note hedge transactions and additional warrant transactions with the hedge counterparties.

Square expects that, in connection with establishing their initial hedge of the convertible note hedge transactions and warrant transactions, the hedge counterparties or their respective affiliates may purchase shares of the Class A common stock and/or enter into various derivative transactions with respect to the Class A common stock concurrently with, or shortly after, the pricing of the Notes. These activities could increase (or reduce the size of any decrease in) the market price of the Class A common stock or the Notes at that time. In addition, Square expects that the hedge counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding derivative transactions with respect to the Class A common stock and/or by purchasing or selling shares of the Class A common stock or other securities of Square in secondary market transactions following the pricing of the Notes and prior to the relevant maturity date of the Notes (and are likely to do so during any observation period relating to a conversion of the Notes or in connection with any repurchase of Notes by Square). This activity could also cause or avoid an increase or a decrease in the market price of the Class A common stock or the Notes, which could affect the ability of noteholders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, could affect the amount and value of the consideration that noteholders will receive upon conversion of the Notes. The convertible note hedge transactions and warrant transactions have not been, and will not be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The Notes and the shares of Class A common stock issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Act and applicable state laws.

About Square, Inc.

Square, Inc. (NYSE: SQ) builds tools to empower businesses and individuals to participate in the economy. Sellers use Square to reach buyers online and in-person, manage their business, and access financing. And individuals use Cash App to spend, send, store, and invest money. Square has offices in the United States, Canada, Japan, Australia, Ireland, Spain, and the UK.

Media Contact:

press@squareup.com

or

Investor Relations Contact:

ir@squareup.com